UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported)           JULY 29, 1998





                         LASER MORTGAGE MANAGEMENT, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)




      MARYLAND                    001-13563                  22-353916
      --------                    ---------                  ---------
   (State or other               (Commission               (IRS Employer
   jurisdiction of               File Number)               ID Number)
   incorporation)


   51 JOHN F. KENNEDY PARKWAY, SHORT HILLS, NEW  JERSEY       07078
   ----------------------------------------------------      --------
    (Address of principal executive offices)                 (Zip Code)



   Registrant's Telephone Number, including area  code:   (973) 912-8770




                                       N/A
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On July 29, 1998, the Registrant announced that it has been informed by LASER Advisers Inc., which manages the Registrant's operations, of certain administrative changes, including the resignation of Michael L. Smirlock as Chief Executive Officer of LASER Advisers Inc. LASER Advisers Inc. has announced that Mr. Smirlock will continue as Chairman of the Board of LASER Advisers Inc.

     On July 30, 1998, the Registrant announced the termination of its Chairman, Chief Executive Officer and President, Michael L. Smirlock. Mr. Smirlock will remain a member of the Registrant's Board of Directors. The Registrant has been advised that day-to-day portfolio management decisions for LASER Advisers Inc. on behalf of the Registrant will be made by Peter T. Zimmermann and Robert J. Gartner. The Registrant also has accepted the resignation of two of its directors, David A. Tepper and William Marshall, effective July 30, 1998. In addition, the Board elected Jonathan Ilany as a member of the Registrant's Board of Directors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements

       None.

(b)  Pro Forma Financial Statements

       None.

(c)  Exhibits

99.1   Press Release, dated July 29, 1998.

99.2   Press Release, dated July 30, 1998.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    LASER MORTGAGE MANAGEMENT, INC.


                                    By:  /S/ ROBERT J. GARTNER
                                         --------------------------
                                         Name:  Robert J. Gartner
                                         Title: Vice President


Dated: July 31, 1998

                                  EXHIBIT INDEX

EXHIBIT         DESCRIPTION
-------         -----------

99.1            Press Release, dated July 29, 1998.

99.2            Press Release, dated July 30, 1998.